    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2000
                                            REGISTRATION STATEMENT NO. 333-33770
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                                ---------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                   04-3177038
 (State or other jurisdiction      (I.R.S. Employer
              of                Identification Number)
incorporation or organization)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                  617-679-7000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           JOHN B. DOUGLAS III, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000

               (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                            ------------------------

                                    COPY TO:
                             DAVID E. REDLICK, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                           TELEPHONE: (617) 526-6000
                            ------------------------

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                                EXPLANATORY NOTE

    Pursuant to a Registration Statement (the "Registration Statement") on
Form S-3 (File No. 333-33770), Millennium Pharmaceuticals, Inc. (the
"Registrant") registered shares of its common stock, $.001 par value per share
("Common Stock"), under the Securities Act of 1933, as amended, all of which shares have been, to the Company's knowledge, sold as of the date hereof.
Pursuant to the Registrant's undertaking contained in the Registration
Statement, this Post-Effective Amendment No. 1 to Registration Statement on
Form S-3 is being filed solely to remove from registration any shares of Common
Stock which remain unsold under such Registration Statement as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

    Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective
Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of October, 2000.

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
                                                       MILLENNIUM PHARMACEUTICALS, INC.

                                                       By:  /s/ JOHN B. DOUGLAS III
                                                            -----------------------------------------
                                                            JOHN B. DOUGLAS III
                                                            Senior Vice President and
                                                            General Counsel

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